                                                         EXHIBIT No. EX-99.g.4.a

                        AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian  Contract is made as of October 26, 2000 by and between Babson-Stewart Ivory International Fund, Inc. (the "Fund") and State
Street Bank and Trust Company (the "Custodian").  Capitalized terms used in this
Amendment  without  definition shall have the respective  meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 14, 1987 (the "Contract"); and

     WHEREAS,  the Fund is authorized to issue shares in separate  series,  with each such series  representing  interests in a separate  portfolio of securities and other assets, and the Fund has made each such series subject to the Contract
(each such series,  together with all other series  subsequently  established by the Fund and made subject to the Contract in accordance  with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

     WHEREAS,  the Fund and the Custodian desire to amend certain  provisions of the Contract to reflect  revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7")  promulgated  under the  Investment  Company Act of
1940, as amended (the "1940 Act"); and

     WHEREAS,  the Fund and the  Custodian  desire to amend and restate  certain other  provisions  of the Contract  relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE,  in  consideration of the foregoing and the mutual covenants and  agreements  hereinafter  contained,  the parties  hereby agree to amend the
Contract, pursuant to the terms thereof, as follows:

I.   Article 3 of the Contract is hereby  deleted,  and Articles 4 through 19 of the  Contract  are  hereby  renumbered,  as of the  effective  date of this
     Amendment, as Articles 5 through 20, respectively.

II.  New Articles 3 and 4 of the Contract are hereby added,  as of the effective date of this Amendment, as set forth below.

3.   Provisions Relating to Rules 17f-5 and 17f-7

3.1.  Definitions.  Capitalized terms in this Amendment shall have the following meanings:  "Country Risk" means all factors  reasonably  related to the systemic risk of  holding  Foreign  Assets in a  particular  country  including,  but not limited  to,  such  country's  political  environment,  economic  and  financial infrastructure  (including any Eligible Securities  Depository  operating in the country),  prevailing or developing custody and settlement  practices,  and laws and  regulations  applicable to the  safekeeping  and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule
17f-5,  including a  majority-owned  or indirect  subsidiary  of a U.S. Bank (as defined in Rule 17f-5),  a bank holding company  meeting the  requirements of an
Eligible Foreign  Custodian (as set forth in Rule 17f-5 or by other  appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as  defined in Section  2(a)(5) of the 1940 Act)  meeting  the requirements  of a custodian  under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities  Depository" has the meaning set forth in section (b)(1) of
Rule 17f-7.

"Foreign  Assets" means any of the Portfolios'  investments  (including  foreign currencies)  for which the primary  market is outside the United States and such cash and cash equivalents as are reasonably  necessary to effect the Portfolios'
transactions in such investments.

"Foreign  Custody  Manager" has the meaning set forth in section  (a)(3) of Rule
17f-5.

3.2. The Custodian as Foreign Custody Manager.

     3.2.1. Delegation to the Custodian as Foreign Custody Manager. The Fund, by
resolution  adopted by its Board of Trustees (the "Board"),  hereby delegates to the Custodian,  subject to Section (b) of Rule 17f-5, the  responsibilities  set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios  held outside the United States,  and the Custodian  hereby accepts such delegation as
Foreign Custody Manager with respect to the Portfolios.

     3.2.2.  Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody  arrangements for each such country listed on Schedule
A to this Contract,  which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager.  The Foreign Custody
Manager shall list on Schedule A the Eligible Foreign Custodians selected by the
Foreign Custody Manager to maintain the assets of the Portfolios,  which list of
Eligible  Foreign  Custodians  may be  amended  from  time to  time in the  sole discretion of the Foreign  Custody  Manager.  The Foreign  Custody  Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody  Manager of Proper  Instructions to open an  account  or to place or  maintain  Foreign  Assets  in a  country  listed on
Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable  account opening  requirements for such country,  the Foreign Custody
Manager  shall be deemed to have  been  delegated  by the Board on behalf of the
Portfolios  responsibility  as  Foreign  Custody  Manager  with  respect to that country and to have accepted such delegation. Execution of this Amendment by the
Fund shall be deemed to be a Proper Instruction to open an account,  or to place or maintain  Foreign  Assets,  in each country listed on Schedule A in which the
Custodian has previously  placed or currently  maintains Foreign Assets pursuant to the terms of the  Contract.  Following  the  receipt  of Proper  Instructions directing the Foreign  Custody  Manager to close the account of a Portfolio with the Eligible  Foreign  Custodian  selected by the Foreign  Custody  Manager in a designated  country,  the delegation by the Board on behalf of the Portfolios to the  Custodian as Foreign  Custody  Manager for that country  shall be deemed to have been withdrawn and the Custodian shall  immediately cease to be the Foreign
Custody Manager of the Portfolios with respect to that country.

The  Foreign   Custody   Manager  may  withdraw  its   acceptance  of  delegated
responsibilities with respect to a designated country upon written notice to the
Fund.  Thirty days (or such longer period to which the parties agree in writing)
after  receipt  of any such  notice by the Fund,  the  Custodian  shall  have no further  responsibility  in its capacity as Foreign  Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.2.3. Scope of Delegated Responsibilities:

          (a)  Selection  of  Eligible  Foreign   Custodians.   Subject  to  the
               provisions of this Section 3.2, the Foreign  Custody  Manager may place and maintain the Foreign Assets in the care of the Eligible
               Foreign Custodian selected by the Foreign Custody Manager in each country  listed on Schedule A, as amended  from time to time.  In performing  its  delegated  responsibilities  as Foreign  Custody
               Manager to place or  maintain  Foreign  Assets  with an  Eligible
               Foreign  Custodian,  the Foreign  Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the  Foreign  Assets  will  be  held  by  that  Eligible  Foreign
               Custodian,   after   considering  all  factors  relevant  to  the
               safekeeping  of such assets,  including,  without  limitation the factors specified in Rule 17f-5(c)(1).

          (b)  Contracts With Eligible Foreign  Custodians.  The Foreign Custody
               Manager shall  determine that the contract  governing the foreign
               custody   arrangements   with  each  Eligible  Foreign  Custodian
               selected  by  the  Foreign   Custody  Manager  will  satisfy  the
               requirements of Rule 17f-5(c)(2).

          (c)  Monitoring.  In each  casein  which the Foreign  Custody  Manager maintains  Foreign  Assets  with an  Eligible  Foreign  Custodian selected  by the Foreign  Custody  Manager,  the Foreign  Custody
               Manager   shall   establish   a  system   to   monitor   (i)  the
               appropriateness  of  maintaining  the  Foreign  Assets  with such
               Eligible  Foreign  Custodian and (ii) the contract  governing the custody  arrangements  established by the Foreign Custody Manager with the  Eligible  Foreign  Custodian.  In the event the Foreign
               Custody Manager determines that the custody  arrangements with an
               Eligible  Foreign   Custodian  it  has  selected  are  no  longer
               appropriate,  the Foreign  Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4. Guidelines for the Exercise of Delegated Authority.  For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and  maintaining  the Foreign
Assets in each  country for which the  Custodian  is serving as Foreign  Custody
Manager of the Portfolios.

     3.2.5. Reporting Requirements. The Foreign Custody Manager shall report the withdrawal  of the Foreign  Assets from an Eligible  Foreign  Custodian  and the placement of such  Foreign  Assets with another  Eligible  Foreign  Custodian by providing to the Board an amended  Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written  reports  notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

     3.2.6.  Standard  of Care as Foreign  Custody  Manager of a  Portfolio.  In
performing the  responsibilities  delegated to it, the Foreign  Custody  Manager agrees to exercise  reasonable  care,  prudence and  diligence  such as a person having  responsibility  for the  safekeeping of assets of management  investment companies registered under the 1940 Act would exercise.

     3.2.7.  Representations  with  Respect to Rule 17f-5.  The Foreign  Custody
Manager  represents  to the Fund that it is a U.S.  Bank as  defined  in section
(a)(7) of Rule 17f-5.  The Fund  represents to the Custodian  that the Board has determined  that it is  reasonable  for the  Board to rely on the  Custodian  to perform  the  responsibilities  delegated  pursuant  to  this  Contract  to  the
Custodian as the Foreign Custody Manager of the Portfolios.

     3.2.8.  Effective Date and  Termination of the Custodian as Foreign Custody
Manager.  The Board's  delegation to the Custodian as Foreign Custody Manager of the  Portfolios  shall be  effective  as of the date hereof and shall  remain in effect until terminated at any time, without penalty, by written notice from the
terminating  party  to  the  non-terminating  party.   Termination  will  become
effective  thirty (30) days after receipt by the  non-terminating  party of such notice.  The  provisions of Section 3.2.2 hereof shall govern the  delegation to and  termination of the Custodian as Foreign  Custody  Manager of the Portfolios
with respect to designated countries.

3.3. Eligible Securities Depositories.

     3.3.1.  Analysis and  Monitoring.  The Custodian shall (a) provide the Fund
(or its  duly-authorized  investment  manager  or  investment  adviser)  with an analysis  of the  custody  risks  associated  with  maintaining  assets with the
Eligible  Securities  Depositories  set forth on Schedule B hereto in accordance with  section  (a)(1)(i)(A)  of Rule  17f-7,  and (b)  monitor  such  risks on a
continuing  basis,  and  promptly  notify  the  Fund  (or  its   duly-authorized
investment manager or investment  adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     3.3.2.  Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4.   Duties of the  Custodian  with Respect to Property of the  Portfolios  Held
     Outside the United States.

4.1. Definitions.  Capitalized  terms in this Article 4 shall have the following meanings:

"Foreign  Securities System" means an Eligible  Securities  Depository listed on
Schedule B hereto.

"Foreign  Sub-Custodian"  means a  foreign  banking  institution  serving  as an
Eligible Foreign Custodian.

4.2. Holding Securities.  The Custodian shall identify on its books as belonging to the Portfolios the foreign  securities held by each Foreign  Sub-Custodian or
Foreign  Securities System. The Custodian may hold foreign securities for all of its customers,  including the Portfolios,  with any Foreign  Sub-Custodian in an account that is  identified as belonging to the Custodian for the benefit of its customers,  provided however, that (i) the records of the Custodian with respect to foreign  securities of the  Portfolios  which are  maintained in such account shall identify those  securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held  separately  from any assets of such Foreign  Sub-Custodian  or of other customers of such Foreign Sub-Custodian.

4.3. Foreign  Securities  Systems.  Foreign  securities shall be maintained in a
Foreign  Securities  System  in  a  designated   country  through   arrangements
implemented by the Custodian or a Foreign Sub-Custodian,  as applicable, in such country.

4.4. Transactions in Foreign Custody Account.

     4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian
shall  release and deliver  foreign  securities  of the  Portfolios  held by the
Custodian  or such  Foreign  Sub-Custodian,  or in a Foreign  Securities  System
account,  only upon  receipt  of Proper  Instructions,  which may be  continuing instructions when deemed  appropriate by the parties,  and only in the following cases:

          (i)  upon the sale of such  foreign  securities  for the  Portfolio in accordance with  commercially  reasonable  market practice in the country  where  such  foreign  securities  are  held  or  traded, including,  without limitation:  (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

          (ii) in connection  with any repurchase  agreement  related to foreign securities;

          (iii)to the  depository  agent  in  connection  with  tender  or other similar offers for foreign securities of the Portfolios;

          (iv) to the issuer  thereof or its agent when such foreign  securities are called, redeemed, retired or otherwise become payable; (v) to the issuer thereof,  or its agent,  for transfer into the name of
               the   Custodian   (or  the   name  of  the   respective   Foreign
               Sub-Custodian  or of any nominee of the Custodian or such Foreign
               Sub-Custodian)  or for exchange for a different  number of bonds, certificates  or other evidence  representing  the same aggregate face amount or number of units;

          (vi) to  brokers,   clearing  banks  or  other  clearing   agents  for
               examination or trade  execution in accordance with market custom;
               provided  that in any such case the Foreign  Sub-Custodian  shall have no responsibility or liability for any loss arising from the delivery of such securities  prior to receiving  payment for such securities  except as may arise from the Foreign  Sub-Custodian's own negligence or willful misconduct;

          (vii)for  exchange  or  conversion  pursuant  to any  plan of  merger, consolidation,  recapitalization,  reorganization or readjustment of the securities of the issuer of such  securities,  or pursuant to provisions for  conversion  contained in such  securities,  or pursuant to any deposit agreement;

          (viii) in the case of warrants,  rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar  securities  or the  surrender  of  interim  receipts  or temporary securities for definitive securities;

          (ix) for delivery as security in connection  with any borrowing by the
               Portfolios requiring a pledge of assets by the Portfolios;

          (x)  in  connection  with  trading in options and  futures  contracts, including delivery as original margin and variation margin;

          (xi) in connection with the lending of foreign securities; and

          (xii)for  any  other   purpose,   but  only  upon  receipt  of  Proper
               Instructions  specifying  the foreign  securities to be delivered and  naming  the  person  or  persons  to whom  delivery  of such securities shall be made.

     4.4.2.  Payment of Portfolio Movies.  Upon receipt of Proper  Instructions, which may be continuing instructions when deemed appropriate by the parties, the
Custodian shall pay out, or direct the respective  Foreign  Sub-Custodian or the respective  Foreign  Securities  System to pay out, monies of a Portfolio in the following cases only:

          (i)  upon the purchase of foreign securities for the Portfolio, unless otherwise  directed  by Proper  Instructions,  by (A)  delivering money to the seller thereof or to a dealer  therefor (or an agent for such seller or dealer) against expectation of receiving later delivery  of such  foreign  securities;  or (B) in the  case of a
               purchase  effected  through  a  Foreign   Securities  System,  in
               accordance with the rules governing the operation of such Foreign
               Securities System;

          (ii) in  connection  with the  conversion,  exchange or  surrender  of foreign securities of the Portfolio;

          (iii)for the payment of any  expense or  liability  of the  Portfolio, including  but not limited to the following  payments:  interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract,  legal fees,  accounting fees, and other operating expenses;

          (iv) for the purchase or sale of foreign  exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

          (v)  in  connection  with  trading in options and  futures  contracts, including delivery as original margin and variation margin;

          (vi) for payment of part or all of the  dividends  received in respect of securities sold short;

          (vii)in   connection   with  the   borrowing  or  lending  of  foreign
               securities; and

          (viii) for  any  other  purpose,  but  only  upon  receipt  of  Proper
               Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios  and delivery of Foreign Assets  maintained for the account of the  Portfolios  may be effected in accordance  with the  customary  established securities  trading or  processing  practices  and  procedures in the country or
market  in  which  the  transaction  occurs,   including,   without  limitation,
delivering  Foreign Assets to the purchaser  thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the  expectation of receiving  later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement  practices in countries in which the Custodian  employs a Foreign
Sub-Custodian  described  on Schedule C hereto at the tune or times set forth on such Schedule.  The Custodian may revise Schedule C from time to time,  provided
that  no  such  revision   shall  result  in  the  Board  being   provided  with
substantively less information than had been previously provided hereunder.

4.5.  Registration of Foreign Securities.  The foreign securities  maintained in the custody of a Foreign  Sub-Custodian  (other than bearer securities) shall be registered  in the  name  of the  applicable  Portfolio  or in the  name  of the
Custodian  or in the  name of any  Foreign  Sub-Custodian  or in the name of any nominee of the  foregoing,  and the Fund on behalf of such  Portfolio  agrees to hold any such nominee  harmless from any liability as a holder of record of such foreign  securities.  The  Custodian  or a  Foreign  Sub-Custodian  shall not be obligated to accept  securities on behalf of a Portfolio under the terms of this
Contract  unless  the form of such  securities  and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. Bank  Accounts.  The Custodian  shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies)  deposited with the  Custodian.  Where the Custodian is unable to maintain,  or market  practice does not facilitate the  maintenance  of, cash on the books of the Custodian,  a bank account or bank accounts shall be opened and maintained  outside the United
States on behalf of a  Portfolio  with a  Foreign  Sub-Custodian.  All  accounts referred  to in this  Section  shall  be  subject  only to draft or order by the
Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this  Agreement to hold cash  received by or from or for the account of the  Portfolio.  Cash  maintained on the books of the Custodian  (including  its branches, subsidiaries and affiliates),  regardless of currency denomination, is maintained in bank accounts  established  under, and subject to the laws of, The
Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder  to which the  Portfolios  shall be  entitled  and shall  credit  such
income,  as  collected,   to  the  applicable  Portfolio.   In  the  event  that
extraordinary  measures are  required to collect  such income,  the Fund and the
Custodian  shall  consult as to such  measures  and as to the  compensation  and expenses of the Custodian relating to such measures.

4.8. Shareholder Rights. With respect to the foreign securities held pursuant to this  Article  4,  the  Custodian  will use  reasonable  commercial  efforts  to facilitate the exercise of voting and other shareholder  rights,  subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  The Fund  acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other  factors may have the effect of severely  limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written  information with respect to materials  received by the  Custodian  via the  Foreign  Sub-Custodians  from  issuers  of the  foreign securities  being held for the  account of the  Portfolios  (including,  without
limitation,   pendency  of  calls  and  maturities  of  foreign  securities  and expirations  of rights  in  connection  therewith).  With  respect  to tender or exchange  offers,  the  Custodian  shall  transmit  promptly to the Fund written information  with respect to materials so received by the Custodian from issuers of the foreign  securities  whose tender or exchange is sought or from the party
(or its agents) making the tender or exchange offer.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual  possession  of such  foreign  securities  or property and (ii) the
Custodian  receives Proper  Instructions with regard to the exercise of any such right or power,  and both (i) and (ii) occur at least three  business days prior to the date on which the  Custodian is to take action to exercise  such right or power.

4.10. Liability of Foreign Sub-Custodians.  Each agreement pursuant to which the
Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign  Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify,  and hold harmless, the Custodian from and against any loss, damage, cost, expense,  liability or claim arising out of or in connection with the Foreign Sub-Custodian's  performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the
Custodian  with  respect  to any  claims  against a Foreign  Sub-Custodian  as a consequence of any such loss, damage,  cost, expense,  liability or claim if and to the extent  that the  Portfolios  have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law. The Custodian shall have no  responsibility  or liability for any obligations  now  or  hereafter  imposed  on the  Fund,  the  Portfolios  or the
Custodian as custodian of the  Portfolios by the tax law of the United States or
of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the  Custodian  of the  obligations  imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including
responsibility   for   withholding   and  other  taxes,   assessments  or  other
governmental  charges,  certifications  and  governmental  reporting.  The  sole responsibility  of the  Custodian  with  regard  to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund  under the tax law of  countries  for which  the Fund has  provided  such information.

4.12.  Liability  of  Custodian.  Except as may arise from the  Custodian's  own negligence or willful  misconduct or the  negligence or willful  misconduct of a
Sub-Custodian,  the  Custodian  shall be without  liability  to the Fund for any loss, liability,  claim or expense resulting from or caused by anything which is part of Country Risk.

The  Custodian  shall  be  liable  for  the  acts  or  omissions  of  a  Foreign
Sub-Custodian  to the same  extent as set forth with  respect to  sub-custodians generally in the Contract and,  regardless of whether  assets are  maintained in the  custody of a Foreign  Sub-Custodian  or a Foreign  Securities  System,  the
Custodian shall not be liable for any loss, damage, cost, expense,  liability or claim resulting from nationalization,  expropriation,  currency restrictions, or acts  of war or  terrorism,  or any  other  loss  where  the  Sub-Custodian  has otherwise acted with reasonable care.

     III. Except as specifically  superseded or modified  herein,  the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior  to  this  Amendment  and  this  Amendment,  the  terms  of this
          Amendment   shall   prevail.   If  the   Custodian  is  delegated  the
          responsibilities  of Foreign Custody Manager  pursuant to the terms of
          Article 3 hereof,  in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS  WHEREOF,  each of the parties has caused this  Amendment  to be executed in its name and behalf by its duly authorized  representative as of the date first above written.

WITNESSED BY:/s/                      STATE STREET BANK and TRUST COMPANY

                                   By:/s/Stephen R. Hilliard
                                   ---------------------------------------------
                                   Name:      Stephen R. Hilliard
                                   Title:     SVP

WITNESSED BY:/s/Martin A. Cramer   BABSON-STEWART IVORY INTERNATIONAL FUND, INC.

                                   By:/s/P. Bradley Adams
                                   ---------------------------------------------
                                   Name:
                                   Title: